UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8084793
(State of Incorporation or Organization)	(IRS Employer Identification No.)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1	Description of Registrant’s Securities to be Registered

Item 1 of the Registration Statement on Form 8-A filed by SandRidge Energy, Inc. (the “Company”) with the Securities and Exchange Commission on November 20, 2012 is incorporated herein by reference and is hereby amended and supplemented by adding the following:

Effective April 29, 2013, the Company entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of November 19, 2012 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

The Amendment accelerated the expiration date of the rights issued pursuant to the Rights Agreement (the “Rights”) from November 19, 2013 to April 29, 2013. Accordingly, as of 5:00 p.m. New York, New York time on April 29, 2013, the Rights expired and were no longer outstanding and the Rights Agreement terminated as of that time.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2013, and to the Rights Agreement, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2012, each of which is incorporated herein by reference.

Item 2	Exhibits

Exhibit Number	Description

4.1	Rights Agreement, dated as of November 19, 2012, between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designations, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 20, 2012)

4.2	Amendment No. 1 to Rights Agreement, dated as of April 29, 2013, between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on April 30, 2013)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2013	SANDRIDGE ENERGY, INC.

	By:	/s/ James D. Bennett
James D. Bennett
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Rights Agreement, dated as of November 19, 2012, between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designations, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 20, 2012)

4.2	Amendment No. 1 to Rights Agreement, dated as of April 29, 2013, between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on April 30, 2013)